Exhibit 10.21


                             DEMAND PROMISSORY NOTE
                             ----------------------

$4,000,000                                                         April 2, 2002
                                                              New York, New York

                  FOR VALUE RECEIVED, TRAILER BRIDGE, INC., a Delaware corporation (the "Borrower"), with offices at 10405 New Berlin Road East, Jacksonville, Florida 32226, Facsimile No.: (904) 751-7444, promises to pay to the order of TRANSPORTATION RECEIVABLES 1992, LLC, a Delaware limited liability company, on demand, in immediately available funds, the principal amount of Four Million Dollars ($4,000,000), with interest, which shall accrue daily and be compounded annually on the unpaid principal balance of this promissory note (this "Note") from time to time at the rate of 8.03% per annum, computed on a 360-day year of twelve 30-day months. The Borrower may prepay the principal or any part thereof and accrued interest at any time without penalty.

                  Payments on this Note shall be made in U.S. dollars by wired federal funds or other immediately available funds to an account designated by the holder.

                  If Borrower fails to pay the amount due pursuant to this Note upon demand of the holder, the holder shall be entitled to collect, in addition to principal and interest hereunder, all costs of collection, including without limitation reasonable attorneys' fees, incurred in connection with any of the holder's collection efforts, whether or not suit on this Note or any foreclosure proceeding is filed.

                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. THE BORROWER HEREBY CONSENTS TO JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK AND OF THE FEDERAL COURTS IN THE SOUTHERN DISTRICT OF NEW YORK, WAIVES ANY CLAIM OF IMPROPER JURISDICTION OR FORUM NON CONVENIENS, AND WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE.

                  IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the date first above written.


                                       TRAILER BRIDGE, INC.


                                       By:______________________________________
                                          Name:
                                          Title: